CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements”, each dated October 25, 2024, and each included in this Post-Effective Amendment No. 239 to the Registration Statement (Form N-1A, File No. 002-80859) of Touchstone Strategic Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 16, 2024, with respect to the financial statements and financial highlights of Touchstone Balanced Fund, Touchstone Core Municipal Bond Fund, Touchstone International Value Fund (formerly Touchstone International Equity Fund), Touchstone Large Cap Focused Fund, Touchstone Large Cap Fund, Touchstone Large Company Growth Fund, Touchstone Small Company Fund and Touchstone Value Fund (the “Funds”) (eight of the funds constituting Touchstone Strategic Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

Cincinnati, Ohio

October 25, 2024